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Exhibit 99.2

      National Alarm Computer
      Center, Inc.
      (an indirect wholly owned
      subsidiary of Tyco
      International Ltd.)

      Financial Statements
      September 19, 2003 and September 20, 2002
      (And Report of Independent Auditors Thereon)

NATIONAL ALARM COMPUTER CENTER, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF TYCO INTERNATIONAL LTD.

Financial Statements
September 19, 2003 and September 20, 2002

Deloitte. LOGO TO COME
Deloitte & Touche L.L.P. Suite 3650 555 Seventeenth Street Denver, CO 80202-3942 USA Tel: +1 303 292 5400 Fax: +1 303 312 4000 www.deloitte.com

Report of Independent Auditors

To the Management of
        National Alarm Computer Center, Inc. and
        Tyco International Ltd.:

        We have audited the accompanying balance sheets of National Alarm Computer Center, Inc. (the Company) (an indirect wholly owned subsidiary of Tyco International Ltd.) as of September 19, 2003 and September 20, 2002, and the related statements of operations, stockholders' equity, and cash flows for the fiscal years (52 weeks) then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at September 19, 2003 and September 20, 2002, and the results of its operations and its cash flows for the fiscal years (52 weeks) then ended in conformity with accounting principles generally accepted in the United States of America.

April 26, 2004

Member of Deloitte Touche Tohmatsu

NATIONAL ALARM COMPUTER CENTER, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF TYCO INTERNATIONAL LTD.

Balance Sheets
September 19, 2003 and September 20, 2002
(in thousands except share data)

	2003	2002
ASSETS
Current assets:
Cash	$2,000	$1,810
Accounts receivable, net of allowance for doubtful accounts of $1,238 and $1,050, respectively	2,227	1,983
Current portion of long-term notes receivable	124	85
Deferred income taxes, current portion	588	631
Other current assets	136	164

Total current assets	5,075	4,673
Subordinated loan participation	16,160	13,221
Long-term notes receivable, net of current portion	13,707	2,026
Property and equipment, net	2,640	2,703
Purchased customer contracts, net	6,919	7,700
Deferred income taxes	8,757	9,744
Other assets	17	17

Total assets	$53,275	$40,084

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$661	$192
Accrued expenses	371	703
Deferred revenue	1,059	862

Total current liabilities	2,091	1,757
Due to affiliate	23,230	12,746

Total liabilities	25,321	14,503

Commitments and contingencies
Stockholder's equity
Common stock, no par value; 1,000,000 shares authorized; 325,00 shares issued and outstanding	22,835	22,456
Retained earnings	5,119	3,125

Total stockholder's equity	27,954	25,581

Total liabilities and stockholder's equity	$53,275	$40,084

The accompanying notes are an integral part of these financial statements.

NATIONAL ALARM COMPUTER CENTER, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF TYCO INTERNATIONAL LTD.

Statements of Operations
For the 52 weeks ended September 19, 2003 and September 20, 2002
(in thousands)

	2003	2002
Revenues:
Monitoring service revenue	$16,132	$16,639
Financial service interest and fees	2,244	1,089

Total revenues	18,376	17,728

Operating expenses:
Selling, general and administrative	12,093	11,226
Depreciation and amortization	1,226	1,181
Interest expense—related party	1,303	651
Tyco management fee	350	324

Total operating expenses	14,972	13,382

Income before taxes	3,404	4,346

Income taxes:
Current—payable to Tyco	379	945
Deferred	1,031	846

Total income taxes	1,410	1,791

Net income	$1,994	$2,555

The accompanying notes are an integral part of these financial statements.

NATIONAL ALARM COMPUTER CENTER, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF TYCO INTERNATIONAL LTD.

Statements of Changes in Stockholder's Equity
For the 52 weeks ending September 19, 2003 and September 20, 2002
(in thousands)

	Common stock	Retained earnings	Total
Balance, September 20, 2001	$21,511	$570	$22,081
Net income	—	2,555	2,555
Taxes deemed paid to parent	945	—	945

Balance, September 20, 2002	22,456	3,125	25,581
Net income	—	1,994	1,994
Taxes deemed paid to parent	379	—	379

Balance, September 19, 2003	$22,835	$5,119	$27,954

The accompanying notes are an integral part of these financial statements.

NATIONAL ALARM COMPUTER CENTER, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF TYCO INTERNATIONAL LTD.

Statements of Cash Flows
For the 52 weeks ended September 19, 2003 and September 20, 2002
(in thousands)

	2003	2002
Cash flows from operating activities:
Net income	$1,994	$2,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,226	1,181
Deferred income taxes	1,031	846
Current income tax provision payable to parent	379	945
Increase (decrease) from changes in assets and liabilities:
Accounts receivable	(244)	(403)
Other assets	29	19
Accounts payable	469	(615)
Accrued expenses	(333)	18
Deferred revenue	196	(145)

Net cash provided by operating activities	4,747	4,401

Cash flows from investing activities:
Advances on notes receivable, net	(11,720)	(2,117)
Purchases of property and equipment	(282)	(718)
Purchases of customer accounts	(100)	(897)

Net cash used in investing activities	(12,102)	(3,732)

Cash flows from financing activities:
Borrowings under due to affiliates	7,545	597

Net cash provided by financing activities	7,545	597

Increase in cash	190	1,266
Cash, beginning of year	1,810	544

Cash, end of year	2,000	1,810

Supplemental disclosures:
Non-cash transaction, subordinated loan advances from affiliate	$2,939	$13,221
Non-cash transaction, transfer of customer contracts to affiliate	$—	$(873)

The accompanying notes are an integral part of these financial statements.

NATIONAL ALARM COMPUTER CENTER, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF TYCO INTERNATIONAL LTD.

Notes to Financial Statements
September 19, 2003 and September 20, 2002
(in thousands, except share data)

(1)   Summary of Significant Accounting Policies and Practices

(a)   Basis of Presentation

  The financial statements of National Alarm Computer Center, Inc. (the "Company"), an indirect wholly owned subsidiary of Tyco International Ltd. ("Tyco"), have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The operating statements are presented for the 52 weeks ended September 19, 2003 and September 20, 2002.

  These financial statements present the financial position and results of operations of the Company as a subsidiary of Tyco, including certain adjustments, allocations, and related party transactions. The financial statements presented may not be indicative of the results that would have been achieved had the Company operated as a separate, stand-alone entity.

(b)   Description of Business

  The Company was incorporated in 1980 and became a wholly owned subsidiary of Tyco in July, 2001 ("acquisition date"). The Company provides wholesale monitoring services to over 400 alarm and security system dealers. The Company also provides such services for its own accounts that it acquires from time to time from dealers who are exiting the business or need to raise capital. The Company grants normal trade credit to its own accounts and to dealers without requiring collateral or other security.

  The Company also provides loans to dealers evidenced by notes receivable and has a subordinated participation interest in a third party's dealer financing program (see Notes 5 and 6).

(c)   Accounts Receivable

  The Company bills customers in advance for monitoring services. Customers are billed monthly, bimonthly, quarterly, semi-annually or annually. Revenue billed in advance is deferred and recognized in the period the services are performed. An allowance for doubtful accounts is provided based on management's estimate of uncollectible accounts, which considers historical collection experience, customer-specific information and other factors. This estimate is subject to revision as additional information emerges; adjustments of the allowance are recognized in the period in which the need for a change of estimate becomes known. The Company had fully reserved accounts of $1,190 and $989 at the end of its fiscal years 2003 and 2002, respectively.

(d)   Property and Equipment

  Acquired property and equipment is recorded at estimated fair value at the date of acquisition of the Company by Tyco. Additions since that date are recorded at cost less accumulated depreciation. Maintenance and repair expenditures are charged to expense when incurred. When assets are retired or sold, the related cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in operations. The straight-line method of depreciation is used over the estimated useful lives of the related assets as follows:

Monitoring and Office Equipment	3 to 10 years
Leasehold Improvements	Life of lease
Owned Security Systems	10 years

(e)   Purchased Customer Contracts

  Effective at the beginning of fiscal year 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." All of the Company's intangible assets are subject to amortization and consist of acquired customer and dealer contracts valued at estimated fair value at the date of acquisition and purchased customer and dealer contracts acquired after such date, and are recorded at cost. Acquired and purchased contracts are amortized on a straight-line basis over 10 years.

(f)    Long-Lived Assets

  The Company adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" at the beginning of fiscal 2003. The adoption of SFAS No. 144 did not affect the Company's financial statements.

  In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

  Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

(g)   Accounts Payable

  The Company bills and collects accounts securing its long-term notes receivable (see Note 5). Amounts not required to service the notes, are accrued and remitted to the dealers. The amounts owed to dealers were $484 and $69 at the end of its fiscal years 2003 and 2002, respectively. These amounts are included in accounts payable.

(h)   Revenue Recognition

  Monitoring Service Revenue—Recognized during the period the service is performed.

  Financial Services Interest and Fees—Commitment fees related to the Company's lending activities are deferred and recognized over the terms of the loans. Servicing fees are recognized as services are performed. Interest is recognized during the period earned.

(i)    Advertising

  Advertising costs are expensed when incurred and are included in selling, general and administrative expenses. Advertising costs for fiscal years 2003 and 2002 were $494 and $249 respectively.

(j)    Income Taxes

  The Company is a member of a group that files consolidated income tax returns for federal and certain state jurisdictions. Accordingly, the Company's taxable income is included in the consolidated tax return of ADT, which is a wholly owned subsidiary of Tyco. The Company does not file a separate return and ADT does not allocate a share of federal or state income taxes directly to the Company.

  Deferred income taxes and related tax expense have been recorded by applying the asset and liability approach to the Company as if it was a separate taxpayer. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the Combined Financial Statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax bases of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  Current tax expense has been determined as if the Company was a separate taxpayer. Income taxes currently payable are deemed paid to ADT through an adjustment to equity.

(k)   Use of Estimates

  The preparation of financial statements in conformity with GAAP requires management to make use of estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Significant estimates in these financial statements include purchase accounting reserves, fair values of assets acquired, allowances for doubtful accounts receivable, estimates of future cash flows associated with assets, useful lives for depreciation and amortization, loss contingencies, and income taxes and tax valuation reserves. Actual results could differ from these estimates.

(l)    Financial Instruments

  The Company's financial instruments consist of notes receivable and due to affiliates. The fair value of the financial instruments approximated book value at September 19, 2003 and September 20, 2002.

  The fair value estimates are based on relevant market information, including current interest rates, and information about the financial instrument, assuming adequate market liquidity. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of the financial instruments, and other factors.

  The Company's financial instruments present certain market and credit risks (see Notes 5 and 6). The Company does not engage in any hedging activities and has no derivative instruments.

(m)  Stock Option Plan

  Tyco has granted options to purchase Tyco common stock to certain of the Company's employees. No options to purchase the Company's stock have been granted.

  SFAS No. 148, "Accounting for Stock-Based Compensation—Transaction and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," provides transition methods for voluntary change to measuring compensation cost in connection with employee share option plans using a fair value based method. The Statement also amends the disclosure requirements of SFAS No. 123 to require prominent disclosures about the method of accounting for compensation cost associated with employee share option plans, as well as the effect of the method used on reported results. Tyco adopted the disclosure requirements of SFAS No. 148 effective January 1, 2003, but has not changed its method for measuring the compensation cost of share options.

  The Company and Tyco continue to use the intrinsic-value-based method and do not recognize compensation expense for the issuance of options with an exercise price equal to or greater than the market price at the time of the grant. As a result, the adoption of SFAS No. 148 had no impact on the Company's results of operations or financial position due to options granted to the Company's employees by Tyco. Had the fair value based provisions of SFAS No. 123 been adopted, the effect on the Company's net income for fiscal 2003 and fiscal 2002 would have been as follows:

	2003	2002
Net income, as reported	$1,994	$2,555
Deduct total stock-based employee compensation expense determined under fair-value based method for all rewards, net of tax	(66)	(56)

Pro forma net income	$1,928	$2,499

  The per share weighted average fair value of stock options granted during fiscal 2003 and 2002 was $7.25 and $16.22 on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Fiscal 2003	Fiscal 2002
Expected stock price volatility	64%	52%
Risk free interest rate	2.48%	4.03%
Expected annual dividend yield per share	$0.05	$0.05
Expected life of options	4.3 years	5.0 years

(n)   Concentrations

  The 20 largest wholesale customers provide 52% and 47% of the Company's wholesale revenue with the largest customer providing 24% and 21%, in 2003 and 2002, respectively.

(2)   Acquired Intangible Assets

	2003			2002
	Gross carrying amount	Weighted Average Amortization Period	Accumulated amortization	Gross carrying amount	Weighted Average Amortization Period	Accumulated amortization
Purchased Customer Contracts	$8,836	10 yrs	(1,917)	$8,736	10 yrs	(1,0361)

  Aggregate amortization expense for amortizing intangible assets for fiscal years 2003 and 2002 was $881 and $882, respectively. Estimated amortization expense for each of the next five years is $884.

(3)   Inventories

  Inventories consist of parts purchased to service retail customers' alarm equipment. Inventory is recorded at lower of cost (first-in, first-out) or market value.

(4)   Property and Equipment

  Property and equipment consists of the following:

	2003	2002
Monitoring and office equipment	1,085	818
Leasehold improvements	33	32
Owned security systems	2,200	2,186

	3,318	3,036
Less accumulated depreciation	678	333

Total property and equipment, net	$2,640	$2,703

  Depreciation expense for the years ended September 19,2003 and September 20,2002 was $345 and $299, respectively.

(5)   Long-Term Notes Receivable

  The Company extends credit to certain of its dealers under revolving line of credit agreements of up to 36 months. The advances are secured by new customer contracts with a satisfactory credit rating and personally guaranteed by members of the dealers' organization. The contracts must be submitted for funding within five days of installation of the customer's alarm equipment and be communicating satisfactorily with the Company's alarm monitoring facility. To be eligible for funding the contract must be written on the Company's form for an initial term of three years and automatically renew for subsequent annual terms unless cancelled by the customer. Amounts not required to service the notes, are accrued and remitted to the dealers. The Company bills and collects the pledged customer contracts. Dealers pay a commitment fee of up to 1.5% for the credit facility and interest at the prime rate plus 2.0% to 5.0% on advances made.

  During the revolving loan period, the Company collects interest only. At the end of this period, the loan converts to a 42 to 60 month term loan with monthly principal and interest payments. Any default on the loan is subject to acceleration of both principal and interest. At September 19, 2003 and September 20, 2002 no loans receivable were considered impaired. The Company has revolving loan commitments outstanding at the end of fiscal year 2003 of $27,600, of which $13,263 has been borrowed. At the end of fiscal year 2002 it had loan commitments outstanding of $9,700, of which $1,463 had been borrowed. It has term loans outstanding of $568 at the end of fiscal year 2003 and $648 at the end of fiscal year 2002.

(6)   Subordinated Loan Participation

  Tyco holds a 20% participation in a loan commitment made by a lending institution to one of the Company's dealers. Tyco has transferred the economic interest in the agreement to the Company at Tyco's invested amount. The agreement requires the primary lender's approval (which can not be unreasonably withheld) to assign the agreement to an affiliate or other third party. The Company performs all monitoring and due diligence services required under the agreement related to the monitoring contracts, which collateralize the loan. Tyco passes the due diligence service revenue fees and interest it receives to the Company, which in 2003 and 2002 amounted to $2,243 and $1,089, respectively.

  The maximum loan under the agreement is $91,000 with the first $52,000 bearing interest at 6.20% over the LIBOR rate. Thereafter interest is at 6.00% over the LIBOR rate. The Company monitors the accounts pledged as collateral for the dealer's borrowings and performs certain due diligence under the participation agreement. It is paid monthly for due diligence services at .000833% of the previous month's average outstanding loan balance. Loan advances are collateralized by alarm monitoring and service contracts with customers who have satisfactory credit ratings and other assets of the dealer. The dealer is restricted to borrowing not more than 32.5 times the monthly revenue of the pledged contracts which amount is reduced quarterly by .25 until November 1, 2005. After that date the maximum that can be outstanding is 29.5 times the revenue of the pledged contracts. The loan matures on February 28, 2006. At the end of the Company's 2003 fiscal year, the dealer had borrowed $80,800 under the loan agreement. In the event of default and foreclosure of the collateral, the lending institution receives the first principal dollars until its 80% position is paid off. The Company then receives any remaining principal dollars until its 20% position is paid off.

(7)   Income Taxes

  A reconciliation of the differences between income taxes calculated at the U.S. Federal statutory rate of 35% and the provision for income taxes is as follows:

	2003	2002
Computed "expected" tax expense	$1,191	1,521
Increase (reduction) in income taxes resulting from:
State and local income taxes, net of Federal income tax benefit	199	253
Other, net	20	17

Provision for income taxes	1,410	1,791
Deferred tax provision	(1,031)	(846)

Current provision	$379	945

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 19, 2003 and September 20, 2002 are presented below.

	2003	2002
Deferred tax assets:
Accrued liabilities and reserves	$84	203
Allowance for doubtful accounts	504	428
Property and equipment	—	252
Intangibles	8,853	9,492

Total gross deferred tax assets	9,441	10,375
Deferred tax liabilities:
Property and equipment	94	—

Total gross deferred liabilities	94	—

Net deferred tax assets (liabilities)	9,345	10,375

Net current deferred tax assets (liabilities)	588	631
Net non-current deferred tax assets (liabilities)	8,757	9,744

  The deferred tax asset associated with Intangibles is primarily attributed to differences in book and tax basis resulting from the revaluation of customer and dealer contracts for financial reporting purposes pursuant to ADT's acquisition of National Alarm Computer Center in 2001.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

  The Company is a member of a group that files consolidated income tax returns for Federal and certain state jurisdictions. Current tax expense has been determined as if the Company was a separate taxpayer. Income taxes currently payable at September 19, 2003 and September 20, 2002 were $379 and $945, respectively, and are deemed settled with ADT through an adjustment to equity.

(8)   Defined Contribution Retirement Plan

  Employees of the Company that are employed full-time and have completed six months of service are eligible to participate in Tyco's 401(k) retirement plan. Participants can elect to defer a percentage of their salary through payroll deductions and direct their contributions into different funds established by Tyco. The Company provides for matching contributions in the amount of 100% of the first 3% and 50% up to 5% of salary. The expenses associated with the employer's matching contribution were $54 and $41 for the years ended September 19, 2003 and September 20, 2002, respectively.

(9)   Commitments and Contingencies

  The Company occupies its facility under a 5-year lease that expires on April 30, 2007, if not extended under renewal options. Rental expense under the lease was $411 and $346 for the fiscal years 2003 and 2002, respectively. The Company also leases vehicles. Rental expense for vehicles was $50 in 2003 and $29 in 2002. At September 19, 2003, the future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) were as follows:

Fiscal Year:
2004	$460
2005	460
2006	460
2007	397

Total minimum lease payments	$1,777

  In the normal course of business, the Company is subject to claims for damages resulting from allegations of failure to respond to alarm signals it receives from its customers. Damages are limited by contract to $250 for each such failure. In the opinion of management, such obligations will not significantly affect the Company's financial position or results of operations.

  In the event of a default of the loan participation agreement described in Note 6, Tyco would have to foreclose on the collateral and pay the principal lender's 80% loan position to protect the 20% interest in the loan participation. The maximum amount of this exposure would be $72.8 million if the loan reaches its maximum commitment amount of $91 million.

  The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or liquidity.

(10) Related Party Transactions

  The following is a summary of other significant transactions and accounts with related parties during fiscal years 2003 and 2002 and as of September 19, 2003 and September 20, 2002:

(a)
Due to affiliates

  Tyco advances funds to the Company from time to time to fund its operations and its lending program to the Company's dealers (see Notes 5 and 6). Balances due to Tyco at 2003 and 2002

  were $23,230 and $12,746 respectively. Tyco charges imputed interest on the advances at 8%. Such interest represents 100% of the interest expense of the Company. Imputed interest for 2003 and 2002 was $1,303 and $651, respectively. Tyco has agreed to not call the advances for at least one year from September 19, 2003, and, therefore, the amounts owed are classified as non-current liabilities.

(b)
Other Related Party Transactions

  Tyco provides certain accounting, payroll, personnel, legal, and risk management functions to the Company. The Company's business risks are insured under Tyco's insurance plans. Nine of the Company's trucks are leased through Tyco, from a third party leasing company. The Company's employees participate in Tyco's employee benefit plans. Tyco charges the Company a quarterly management fee for services it provides based on a percentage of the Company's revenues. Management fees for 2003 and 2002 were $350 and $324, respectively. The Company is charged separately at Tyco's cost for workmen's compensation insurance, payroll taxes and employee benefits.

  Electronic alarm signals from approximately eight thousand of the Company's wholesale accounts pass through computers at Tyco. Tyco does not charge for this service, as the cost is minimal. However, Tyco has asked that the Company redirect the signals to the Company's computers, which redirection is currently in process.

(11) Stock Option Plan

  As an operating unit of Tyco, the Company has no employee stock option plan; however certain employees of the Company have been granted stock options under the Tyco Long-Term Incentive Plan (the "Incentive Plan"). The Incentive Plan is administered by the Compensation Committee of the Board of Directors of Tyco, which consists exclusively of independent directors of Tyco. Also, during October 1998, a broad-based option plan for non-officer employees, the Tyco Long-Term Incentive Plan II ("LTIP II"), was approved by Tyco's Board of Directors. Options are granted to purchase common shares at prices that are equal to or greater than the market price of the common shares on the date the options are granted. Conditions of vesting are determined at the time of grant. Options which have been granted under the Incentive Plan to date have generally vested and become exercisable over periods of up to five years from the date of grant and have a maximum term of ten years.

  Share option activity for the Company's employees under all Tyco's plans since September 21, 2001 is as follows:

	Number of shares	Weighted average exercise price
Balance at September 21, 2001	10,400	$37.12
Granted	11,500	31.82
Exercised	(1,667)	23.83

Balance at September 20, 2002	20,233	35.20
Granted	7,000	14.27

Balance at September 19, 2003	27,233	$29.82

  The following table summarizes information about outstanding and exercisable options at September 19, 2003:

Options Outstanding
				Options Exercisable
			Weighted- Average Remaining Contractual Life
Range of Exercise Prices	Number Outstanding	Weighted- Average Exercise Price		Number Exercisable	Weighted- Average Exercise Price
$14.27 – $15.00	7,000	$14.27	9.4	—	$—
$15.01 – $30.00	10,433	$26.19	6.8	10,000	$26.29
$30.01 – $45.00	7,400	$42.89	7.2	3,000	$40.24
$45.01 – $50.66	2,400	$50.66	7.0	2,400	$50.66

Total	27,233			15,400

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